Exhibit 3.159

STATE OF ALABAMA

STATEMENT OF CHANGE OF REGISTERED AGENT

OR REGISTERED OFFICE OR BOTH

CHECK ONE:	☐ FOREIGN CORPORATION

☒ DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.

State of Incorporation: Alabama

1.	The name of the corporation: MedLife Emergency Medical Service, Inc.

2.	The name of the present registered agent: Linda Swope

3.	The street address of the present registered office: 2155 Halls Mill Road, Mobile, Alabama 36606

4.	The name of its successor registered agent: The Corporation Company

5.

The street address to which its registered office is to be changed (street address of registered agent and registered office must be identical; NO PO BOX): 60 Commerce Street, Suite 1100, Montgomery, AL 36104.

6.	If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7.	Date: March 7, 1997

MedLife Emergency Medical Service, Inc.
Name of Corporation

William R. Cottick, Secretary
Type or Print Corporate Officer’s Name
and Title

/s/ W. R. Cottick
Signature of Officer

I, The Corporation Company, consent to serve as registered agent to the above named corporation on this, the 7th day of March, 1997.

The Corporation Company

By	/s/ X
Signature of Registered Agent

ARTICLES OF INCORPORATION

OF

MEDLIFE EMERGENCY MEDICAL SERVICE, INC.

The undersigned, acting as incorporators of a corporation under the Code of Alabama, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is MedLife Emergency Medical Service, Inc.

SECOND: The period of its duration is perpetual.

THIRD: The purpose or purposes for which the corporation is organized are: the transaction of any or all lawful business for which corporations may be incorporated under Alabama Code, 1975, Title 10, Chapter 2B.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock at a par value of $1.00 per share.

FIFTH: Provisions for the regulation of the internal affairs of the corporation are: None.

SIXTH: The address of the initial registered office of the corporation is 2155 Halls Mill Road, Mobile, Alabama, 36606, and the name of its initial registered agent at such address is Linda Swope.

SEVENTH: The number of directors constituting the initial board of directors of the corporation is 2 and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

Name	Address

DALE A. SWOPE	2155 Halls Mill Road
Mobile, Alabama 36606

LINDA SWOPE	2155 Halls Mill Road
Mobile, Alabama 36606

EIGHTH: The name and address of each incorporator is:

Name	Address

LINDA SWOPE	2155 Halls Mill Road
Mobile, Alabama 36606

Dated Jan. 19th, 1996.

/s/ Linda Swope
LINDA SWOPE

THIS INSTRUMENT PREPARED BY:

C. Michael Smith
PAUL & SMITH, P.C.
150 South Dearborn
Street Mobile,
Alabama 36602

STATE OF ALABAMA

STATEMENT OF CHANGE OF REGISTERED AGENT
REGISTERED OFFICE OR BOTH

Check One:	☐ FOREIGN CORPORATION
☒ DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.
STATE ID#:  716-963

State of Incorporation:  Alabama

1.  The name of the corporation:
MEDLIFE EMERGENCY MEDICAL SERVICE, INC

2.  The name of the present registered agent
The Corporation Company

3.  The street address of the present registered office:
2000 Intestate Park Drive, Suite 204, Montgomery, AL 36109

4.  The name of its successor registered agent:
CSC-Lawyers Incorporating Service Incorporated

5.  The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical):

150 South Perry Street, Montgomery, AL 36104
Street Number, Street Name	City, State and Zip Code

6.               If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7. Date:	2-10-06

MEDLIFE EMERGENCY MEDICAL SERVICE, INC.
Name of Corporation

/s/ Randy Owen, Chief Financial Officer & VP
Type or Print Certificate Officer’s Name and Title

/s/ Randy Owen
Signature of Officer

I, CSC-Lawyers Incorporating Service Incorporated, consent to serve as registered agent to the above named corporation on this the 20th day of FEB, 2006.   CSC-Lawyers Incorporating Service Incorporated

By:	/s/ Elizabeth A. Dawson
Signature of Registered Agent
Elizabeth A. Dawson, Asst. Vice President

MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:
SECRETARY OF STATE, CORPORATIONS DIVISION, PO BOX 5616, MONTGOMERY, ALABAMA 36103-5616